Exhibit 99.1

One Park Boulevard, LLC
(A Delaware Limited Liability Company)
Financial Statements as of December 31, 2010 and 2009 and
for the years ended December 31, 2010, 2009 and 2008
and Independent Auditors’ Report

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Independent Auditors’ Report

To the Members of

One Park Boulevard, LLC:

We have audited the accompanying balance sheets of One Park Boulevard, LLC (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2010 and 2009, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the financial statements, the company has $235,422,351 in debt at December 31, 2010 that is due on April 12, 2011.

/s/ Deloitte & Touche LLP

New York, New York

March 18, 2011

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Balance Sheets

	December 31,
	2010	2009
Assets
Rental property:
Property and equipment	$356,330,698	$355,810,859
Less: accumulated depreciation and amortization	(25,071,667)	(13,540,740)

Real estate investment, net	331,259,031	342,270,119

Cash and cash equivalents	5,088,494	7,211,342
Accounts receivable, net of allowance for doubtful accounts of $45,853 and $17,692 in 2010 and 2009, respectively	4,873,682	2,952,798
Prepaid expenses	851,906	897,040
Restricted cash	1,631,738	863,750
Deferred costs, net of accumulated amortization of $5,269,705 in 2010 and $4,215,764 in 2009	100,000	1,053,941
Other assets	435,651	256,705

Total assets	$344,240,502	$355,505,695

Liabilities and members’ equity
Liabilities:
Accounts payable and accrued expenses	$6,826,090	$6,637,815
Ground lease payable	9,900,000	10,677,882
Notes payable	—	—
Construction loan payable	235,422,351	241,483,831
Security deposits	1,107,661	595,995

Total liabilities	253,256,102	259,395,523

Members’ equity	90,984,400	96,110,172

Total liabilities and members’ equity	$344,240,502	$355,505,695

See notes to financial statements.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Statements of Operations

	Years Ended December 31,
	2010	2009	2008
Revenue – Hotel operations	$100,371,875	$86,118,159	$2,146,433

Operating expenses:
Hotel operations	49,255,438	42,321,364	2,738,954
Real estate taxes	4,924,551	3,578,387	393,591
Property management fees	2,412,392	2,072,481	53,682
Ground rent	2,615,049	3,912,984	261,667
Administration	6,501,322	6,133,411	479,702
Professional fees	329,325	114,815	—
Depreciation expense	11,530,927	11,842,278	1,698,462

Total operating expenses	77,569,004	69,975,720	5,626,058

Net operating income (loss)	22,802,871	16,142,439	(3,479,625)

Other expenses (income):
Amortization of deferred financing costs	1,053,941	1,053,941	87,828
Interest expense	7,441,782	7,105,376	726,498
Interest income	(3,686)	—	(1,481)

Net income (loss)	$14,310,834	$7,983,122	$(4,292,470)

See notes to financial statements.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Statements of Changes in Members’ Equity

	East Harbor Property, Inc.	HHC One Park Boulevard, LLC	Total
Balance, January 1, 2008	$75,396,393	$25,087,204	$100,483,597
Contributions	4,236,153	1,412,051	5,648,204
Net loss	(3,238,114)	(1,054,356)	(4,292,470)

Balance, December 31, 2008	76,394,432	25,444,899	101,839,331
Contributions	2,217,754	739,251	2,957,005
Distributions	(12,501,965)	(4,167,321)	(16,669,286)
Net income	5,987,342	1,995,780	7,983,122

Balance, December 31, 2009	72,097,563	24,012,609	96,110,172
Distributions	(14,577,454)	(4,859,152)	(19,436,606)
Net income	10,733,125	3,577,709	14,310,834

Balance, December 31, 2010	$68,253,234	$22,731,166	$90,984,400

See notes to financial statements.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Statements of Cash Flow

	Years Ended December 31
	2010	2009	2008
Cash flows from operating activities
Net income (loss)	$14,310,834	$7,983,122	$(4,292,470)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Bad debt expense	28,161	17,692	—
Amortization of deferred financing costs	1,053,941	1,053,941	1,053,941
Imputed interest on note payable	—	(595,190)	190,006
Deferred ground lease	100,451	1,321,220	261,667
Depreciation	11,530,927	11,842,278	1,698,462
Changes in assets and liabilities:
Increase in account receivables	(1,949,045)	(2,341,381)	(629,109)
(Increase) decrease in prepaid expenses	45,134	(386,210)	(510,830)
Increase in other assets	(178,946)	(256,705)	—
Increase in accounts payable and accrued expenses	188,275	1,704,558	4,930,257

Net cash provided by operating activities	25,129,732	20,343,325	2,701,924

Cash flows from investing activities
Purchase of property and equipment	(1,398,172)	(13,344,050)	(141,879,133)
Decrease (increase) in restricted cash	(767,988)	189,852	(13,644)

Net cash used in investing activities	(2,166,160)	(13,154,198)	(141,892,777)

Cash flows from financing activities
Repayments of notes payable to affiliates	—	(4,400,000)	—
Repayment of construction loan	(6,061,480)	—	—
Borrowings under construction loan	—	11,248,518	139,717,659
Contributions	—	2,957,005	5,648,204
Payment of deferred financing costs	(100,000)	—	—
Distributions	(19,436,606)	(16,669,286)	—
Increase in security deposits	511,666	595,995	—

Net cash (used in) provided by financing activities	(25,086,420)	(6,267,768)	145,365,863

Net (decrease) increase in cash and cash equivalents	(2,122,848)	921,359	6,175,010
Cash and cash equivalents – beginning of year	7,211,342	6,289,983	114,973

Cash and cash equivalents – end of year	$5,088,494	$7,211,342	$6,289,983

Supplemental cash flow information
Interest paid	$7,442,164	$7,703,144	$10,696,609

Noncash investing activities
Accrued capital expenditures	$—	$—	$3,647,430

see notes to financial statements.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

1. Organization and Business

One Park Boulevard, LLC (the “Company”), a Delaware limited liability company, was organized on November 8, 2005, to acquire, develop, and operate a 30-story convention center hotel building in San Diego, CA to be commonly known as the Hilton San Diego Convention Center Hotel (the “Property”). The members of the Company are HHC One Park Boulevard, LLC (“HHC”) and East Harbor Property, Inc. (“EHP”) (collectively, the “Members”). EHP is a wholly-owned subsidiary of Henley Holding Company (“Henley”). Henley, through subsidiary companies, owns and operates investments in real estate throughout the United States. EHP has been designated as the managing member, as defined in the Operating Agreement (“Agreement”) of the Company.

The Property completed construction and opened on December 3, 2008.

On October 17, 2006, the Company’s Operating Agreement was amended such that EHP is required to contribute to the Company the necessary capital to increase its percentage interest from 60% to 75% as required at the time of each capital call until the relative contributions of EHP and HHC are 75% and 25%, respectively. Profits, losses, and cash distributions are allocated to the Members in accordance with their percentage interests. As of December 31, 2010, EHP had a member interest of 75%.

2. Summary of Significant Accounting Policies

On June 30, 2009, the Financial Accounting Standards Board (the “FASB”) issued the FASB Accounting Standards Codification (the “Codification”). The Codification is effective for interim and annual periods ending after September 15, 2009 and is the source, along with guidance issued by the Securities and Exchange Commission, of authoritative U.S. accounting and reporting standards for nongovernmental entities. The Codification is a major restructuring of accounting and reporting standards designed to simplify user access to all authoritative accounting principles generally accepted in the United States of America (“U.S. GAAP”) by providing the authoritative literature in a topically organized structure.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The following is a summary of the Company’s significant accounting policies:

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Replacements and improvements and capital leases are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings, 5 to 10 years for building improvements, and 3 to 10 years for furniture, fixtures, and equipment.

The Company reviews the carrying value of its real estate investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, given that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are written down to the lower of carrying value or fair value less estimated costs to sell. No impairment adjustments have been made as a result of this review process during 2010, 2009 and 2008.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less from the date of purchase.

Restricted Cash

Restricted cash represents cash held in escrow account as required for future capital expenditures spending.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the term of the related mortgage on a straight-line basis, which approximates the effective interest method.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Hotel operations revenue include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, and in-room movie sales. Revenue from the hotel is recognized when the services are delivered. Revenues are recorded net of related room taxes.

Income Taxes

No provision is made for federal, state, or local income taxes since each Member is responsible for reporting its share of the Company’s taxable income, gains, losses, deductions, and credits on its respective income tax returns.

The Company adopted the Income Taxes topic of the Codification (“ASC 740”) on January 1, 2009, which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. Based on its analysis, the management has determined that the adoption of ASC 740 did not have a material impact to the Company’s financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Company accounts for its derivative instruments in accordance with Financial Accounting Standards Board (FASB) Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. FASB Statement No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded in the financial statements at fair value. As of December 31, 2010 and 2009, the Company had no derivative financial instruments.

Fair Values of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts payable, ground lease payable, and construction loan payable. The Company’s borrowing under the mortgage loan payable bears interest based on a monthly LIBOR-based rate. Management estimates the carrying amounts of the mortgage note and the remaining financial instruments approximate their fair value due to their short-term nature at December 31, 2010.

Recent Accounting Pronouncements

Changes to accounting principles generally accepted in the United States of America (U.S. GAAP) are established by the Financial Accounting Standards Board (FASB) in the form of accounting standards updates (ASU’s) to the FASB’s Accounting Standards Codification.

Management has reviewed and considered the applicability and impact of new issued ASU’s and determined to be either not applicable or are expected to have immaterial impact on financial statements.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

3. Property and Equipment

Property and equipment as of December 31, 2010 and 2009, consists of the following:

	2010	2009
Building and improvements	$333,788,260	$334,517,223
Furniture and equipment	22,542,438	21,161,847
Construction in progress	—	131,789

Total	$356,330,698	$355,810,859

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

4. Property Management Fees

In December 2005, the Company entered into a management agreement with Hilton Hotels Corporation (“Hilton”) to manage the Property. The agreement shall expire on December 31, 2018. The agreement may be extended for three consecutive extension terms of five years each, if not canceled by the Company. The annual fee is 2.50% of the actual gross revenues. As of December 31, 2010, $2,412,392, $2,072,481, and $53,682 was due to Hilton for the years ended December 31, 2010, 2009, and 2008, respectively.

5. Construction Loan and Notes Payable

On January 12, 2006, the Company entered into a construction loan agreement in the amount of $243,600,000 with San Diego National Bank for the construction of the Property and paid approximately $5,270,000 million in fees and costs to secure the construction financing. The outstanding principal balance bears interest at a rate of London InterBank Offered Rate (LIBOR), plus 280 basis points as of the 25th day of the month, a rate of approximately 3.10% and 3.05% as of December 31, 2010 and 2009, respectively. The loan matures on January 11, 2011. Per the terms of the agreement, draws on the loan cannot commence until payment has been made by the Company, as equity contributions to the project, of $104,400,000 of project costs. As of December 31, 2010 and 2009, $235,422,351 and $241,483,831, respectively, was

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

5. Construction Loan and Notes Payable (continued)

drawn on the loan. The construction loan payable is collateralized by the real estate investment. For the years ended December 31, 2010, 2009 and 2008, the Company incurred total interest cost of $7,442,164, $7,651,276 and $10,696,609, of which $0, $0, and $9,970,111 was capitalized into the cost of the real estate investment for the years ended December 31, 2010, 2009 and 2008, respectively.

On January 11, 2011, The First Amendment to the Loan Agreement was made by the company and U.S. Bank National Association, as successor-in-interest to the Federal Deposit Insurance Corporation, Receiver for San Diego National Bank. The Loan Maturity Date was amended from January 12, 2011 to April 12, 2011. The company is exploring options upon the maturity of the debt, including refinancing the debt on the long-term basis. If refinancing does not occur prior to the Loan Maturity Date the ultimate parent of EHP has agreed to provide the sufficient support necessary to repay the debt until the company is able to refinance the debt on a long-term basis. See note 8 regarding the potential sale of the EHP member’s interest. To the extent that the debt is not refinance nor repaid prior to April 12, 2011, the Company would be in default with the terms of the Loan Agreement, and the lender would have certain rights, including the right to initiate foreclosure proceedings on the property, which is the collateral under the Loan Agreement.

On December 21, 2005, the Company entered into a promissory note and loan agreement (the “Note”) in the amount of $4,400,000 with Hilton Hotels Corporation, SanPort, LLC, and Phelps Development, LLC (collectively, the “Payees”). The Note was issued by the Company as consideration for the Payees’ agreement to finance a portion of the construction of the Property. The Company promises to repay an aggregate amount equal to the lesser of 4.4% of all capital calls by the Company’s members or $4,400,000, together with all accrued but unpaid interest thereon in accordance with the terms of the Note. No interest shall accrue during the construction of the Property. Interest will accrue on the outstanding balance of the Note on the date that the Property is open for business. Interest was imputed on the Note using the three-month LIBOR, plus 280 basis points as of the 25th day of each month as stated in the Note. The Company incurred and paid total interest cost of $0, $51,867, and $0 for 2010, 2009, and 2008, respectively. On April 23, 2009, the Company paid off the remaining outstanding balance of the Note.

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

6. Ground Lease

On December 30, 2005, the Company acquired the rights to a ground lease agreement with the San Diego Port, for $1,425,000 to lease approximately 467,000 square feet of land adjacent to the San Diego Convention Center to build the Property. The ground lease has a term of 66 years beginning January 1, 2006, and ending December 31, 2071. Beginning in 2008 and lasting through 2025 (“First Rental Period”), required minimum annual payments are $4,500,000. Additionally, on January 1, 2011, and every 10 years thereafter, minimum annual payments will be subject to cost of living rent adjustments. Rent payments of $2,446,716, $2,572,984 and $0 were made to the San Diego Port in 2010, 2009 and 2008, respectively, as the ground lease agreement provides for a rent credit for the full minimum annual payments up to an outstanding rent amount of $46,500,000 or to December 31, 2016, whichever comes first. These rent payments made to the San Diego Port included contingent rent payments in the amounts of $646,716, $772,984 and $0 in 2010, 2009 and 2008, respectively. The Company recognizes the effects of scheduled rent increases and rent abatements on a straight-line basis over the term of the ground lease, which is estimated at $2,760,000 annually during the First Rental Period. Ground lease payable represents the cumulative effect of straight-lining leases in accordance with FASB Statement No. 13 (codified into ASC Topic 840-10-15, Leases Overall Recognition), and is computed as the difference between rent recognized on a straight-line basis and rent payable per the lease agreement.

The schedule of future annual minimum rental expense on ground lease as of December 31, 2010, is as follows:

Years Ending December 31
2011	$1,800,000
2012	1,800,000
2013	1,800,000
2014	1,800,000
2015	1,800,000
Thereafter	42,300,000

$51,300,000

One Park Boulevard, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements (continued)

7. Other Information

Other assets, accrued expenses, and other liabilities as of December 31, 2010 and 2009, consist of the following:

	2010	2009
Other assets:
Inventory – Food & Beverage	$119,544	$34,919
Utility Deposit	316,107	221,786

Total	$435,651	$256,705

Accounts payable and accrued expenses:
Accounts payable	$1,122,423	$1,923,110
Accrued management fees	522,690	306,651
Real estate tax payable	—	205,645
Accrued operating expenses	4,256,385	3,744,898
Other	924,592	457,511

Total	$6,826,090	$6,637,815

8. Subsequent Events

Subsequent to December 31, 2010 and through March 18, 2011, the date through which management evaluated subsequent events and on which the financial statements were available for issuance, management noted the following subsequent event requiring disclosure in these financial statements:

EHP is in the process of selling its interest in the Company. However, the formal agreement has not been executed.